UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2008

PHYSICIANS REMOTE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

        Florida                           333-131599                     22-391407

(State or other jurisdiction Incorporated)     (Commission File No.)     (I.R.S. Employer  Identification No.)

550 Chemin du Golf, Suite 202,      Ile des Soeurs,      Quebec, Canada,   H3E 1A8.

(Address of principal executive offices)                                                 (Postal Code)

Registrant's telephone number, including area code:   514-380-5353

__________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Physicians Remote Solutions, Inc. (the "Company") issued a press release, dated August 11, 2008 entitiled- "Physicians Remote Solutions, Inc. Changes its Name, Symbol."

The press release is in its entirety below:

Physicians Remote Solutions, Inc. Changes its Name, Symbol

ILE DES SOEURS, Quebec--Hipso Multimedia, Inc. (OTC BB:>HPSO) formerly Physicians Remote Solutions, Inc., announces that as of Friday, August 8, 2008, it has changed its trading symbol from PHYU.OB to HPSO.OB, reflecting its change of name. The new name and symbol reflect the acquisition of Valtech Telecommunications Inc., a “triple play” – telephone, Internet, and television communications company, located in Montreal, Canada.

Rene Arbic, President of Valtech and Hipso, stated: “The new name and trading symbol reflect the change of our business focus from a provider of medical software to a provider of cutting edge communications services. We are now offering packages of three communications modalities to large apartment complexes and hotels in Canada and hope to expand to the United States. Our communications packages include high speed 5 and 10 megabit Internet, 83 channels of television, and all inclusive telephone service to a broad geographical area. We install all wiring and set top boxes in new construction and retrofit our electronics in existing apartment complexes and hotels.”

The company is headquartered in Ile des Soeurs, Quebec, Canada.

"Safe Harbor Statement" Under The Private Securities Litigation Reform Act of 1995: The statements in the press release that relate to the Company's expectations with regard to the future impact on the Company's results from the acquisition or the change of trading symbol are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The results anticipated by any or all of these forward-looking statements may not occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company's plans or expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHYSICIANS REMOTE SOLUTIONS, INC.

Date:  August 12, 2008

By: /s/ Rene Arbic

Rene Arbic

Chef Executive Officer